EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter 2010 Results

Third Quarter Highlights:

  Net Income of $1.4 million, an increase of 182% over the third quarter of 2009
  Increased sales force by 15 full-time equivalents to 84
  12.9% increase in origination funding from the second quarter of 2010
  30+ day lease delinquencies improved 29 basis points from the second quarter of 2010 and improved 120 basis points from third quarter of 2009
  Non-performing assets improved 15% from the second quarter of 2010 and 54% from third quarter of 2009
  Available committed funding of $105 million
  Strong capital position, equity to assets ratio of 33.1%
  Total risk-based capital of 40.24%

MOUNT LAUREL, N.J., Nov. 8, 2010 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported third quarter 2010 net income of $1.4 million, or $0.11 per diluted share, and net income on an adjusted basis of $1.4 million, or $0.11 per share.

"Despite the lingering effects of a weak economy, we're pleased with the solid results for the quarter," says Daniel P. Dyer, Marlin's CEO. "We continue to make steady progress on the sales side, with solid new lease originations growth and continued investment in the sales force. Portfolio credit quality is in very good shape and the underlying credit and profit fundamentals of the business are solidly intact to support profitable growth in the future. Looking ahead, our attention is squarely focused on disciplined growth and capitalizing on the exciting opportunity to serve the growing demand for our services by customers across the U.S."

Third quarter 2010 lease production was $35.8 million, based on initial equipment cost, up 12.9% from $31.7 million for the second quarter of 2010. Approval rates on lease originations were 49% for the third quarter of 2010. The average implicit yield on new lease production was 14.40% in the third quarter of 2010. Net interest and fee margin was 12.26% for the third quarter of 2010 compared to 11.66% in the second quarter of 2010 and 10.20% a year ago.

The Company increased its sales force 22% in third quarter 2010 to 84 full-time equivalents.

Credit trends continued to improve and have returned to historic levels. Highlights for the third quarter of 2010 included:

  Leases over 30 days delinquent were 2.35% of Marlin's lease portfolio, which is 29 basis points lower than the second quarter of 2010 and the lowest since third quarter of 2006.  On a dollar basis, 30+ day delinquencies have decreased 15% from the second quarter of 2010.
  Leases over 60 days delinquent were 1.03% of Marlin's lease portfolio, which is 17 basis points lower than the second quarter of 2010 and the lowest since the fourth quarter of 2007. On a dollar basis 60+ day delinquencies have decreased 18% from the second quarter of 2010.
  Non-performing assets of $2.4 million were 15% lower than the second quarter of 2010.
  Net lease charge-offs of $2.8 million were 20% lower than the second quarter of 2010 levels.
  Static pool credit losses and delinquency performance continue to be at or better than expectations for 2008, 2009 and 2010 vintages.
  Reflecting improving credit trends, the allowance for credit losses as a percentage of total finance receivables stands at 2.31% as of September 30, 2010 compared to 2.40% as of June 30, 2010 and 2.71% as of December 31, 2009.

In conjunction with this release, static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlincorp.com.

At September 30, 2010, the Company had outstanding $110.6 million of leases and loans funded through its banking subsidiary, Marlin Business Bank, and had $95.4 million in FDIC-insured deposits outstanding at an average borrowing rate of 2.69% with a weighted average term to maturity of 2.9 years. Average deposits outstanding for the third quarter of 2010 were $96.3 million at a weighted average interest rate of 2.70%.

On September 24, 2010, Marlin Leasing Receivables XIII LLC, an affiliate of the Company, closed on a $50 million three-year committed funding facility with Key Equipment Finance Inc. The facility will be used by the Company to fund its growth, increasing its ability to extend flexible equipment financing options to small- and medium-sized businesses nationwide.

At September 30, 2010, the Company had $105 million of available funding through its bank facilities and Marlin Business Bank.

In our form 10Q filed on August 6, 2010, we disclosed that we were in discussions with the Federal Reserve Bank in connection with the Federal Reserve Bank's interpretation of the Interagency Policy Statement on the Allowance for Loan and Lease Losses (SR 06-17) dated December 13, 2006 (the "ALLL Policy Statement") and the appropriate application of the ALLL Policy Statement to management's estimates used in determining the Company's allowance for credit losses (the "Allowance").  On October 27, 2010, Marlin Business Bank received a written determination from the Federal Reserve Bank of San Francisco and the Utah Department of Financial Institutions (the "MBB Report"). We do not believe that any of the recommendations in the MBB Report require a material adjustment by the Company.

While the Company has not received a written determination from the Federal Reserve Bank of Philadelphia in connection with the ALLL Policy Statement and Allowance discussion, if the Company receives such a written determination and if, as a result of the Company's review of such written determination, management determines that it should revise its estimates or methodology used to compute the Allowance, such changes could have a material impact on the size of the Allowance.

Conference Call and Webcast

We will host a conference call on Tuesday, November 9, 2010 at 9:00 a.m. ET to discuss the Company's third quarter 2010 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 100 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e., leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2010	2009
	(Dollars in thousands, except per-share data)
ASSETS
Cash and due from banks	$1,310	$1,372
Interest-earning deposits with banks	42,790	35,685
Total cash and cash equivalents	44,100	37,057
Restricted interest-earning deposits with banks (includes $44.8 million and $57.1 million,
respectively, related to consolidated variable interest entities ("VIEs"))	47,384	63,400
Securities available for sale (amortized cost of $1.5 million)	1,557	—
Net investment in leases and loans (includes $184.3 million and $238.0 million, respectively,
related to consolidated VIEs)	361,143	448,610
Property and equipment, net	2,020	2,431
Property tax receivables	592	1,135
Other assets	9,509	13,170
Total assets	466,305	565,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$—	$62,541
Long-term borrowings (includes $159.5 million and $226.7 million, respectively, related to
consolidated VIEs)	191,858	244,445
Deposits	95,358	80,288
Other liabilities:
Fair value of derivatives	—	2,408
Sales and property taxes payable	5,291	4,197
Accounts payable and accrued expenses	7,198	7,649
Net deferred income tax liability	12,090	16,037
Total liabilities	311,795	417,565

Commitments and contingencies

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,870,979 and 12,778,935 shares issued and outstanding, respectively	129	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	86,608	84,674
Stock subscription receivable	(2)	(3)
Accumulated other comprehensive loss	(153)	(267)
Retained earnings	67,928	63,706
Total stockholders' equity	154,510	148,238
Total liabilities and stockholders' equity	$466,305	$565,803

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per-share data)
Interest income	$11,421	$15,591	$36,245	$51,944
Fee income	3,567	4,288	10,884	13,702
Interest and fee income	14,988	19,879	47,129	65,646
Interest expense	3,590	6,448	12,204	21,724
Net interest and fee income	11,398	13,431	34,925	43,922
Provision for credit losses	2,083	5,951	7,700	21,493
Net interest and fee income after provision for credit losses	9,315	7,480	27,225	22,429

Other income:
Insurance income	985	1,186	3,130	4,051
Gain (loss) on derivatives	(9)	(1,164)	(128)	(1,825)
Other income	354	409	948	1,205
Other income	1,330	431	3,950	3,431
Other expense:
Salaries and benefits	4,947	4,051	14,659	14,994
General and administrative	3,156	3,076	9,275	9,761
Financing related costs	131	51	433	361
Other expense	8,234	7,178	24,367	25,116
Income before income taxes	2,411	733	6,808	744
Income tax expense	977	225	2,586	169
Net income	$1,434	$508	$4,222	$575

Basic earnings per share	$0.11	$0.04	$0.33	$0.05
Diluted earnings per share	$0.11	$0.04	$0.33	$0.05

Weighted average shares used in computing basic earnings
per share	12,872,123	12,607,147	12,826,263	12,499,578
Weighted average shares used in computing diluted earnings
per share	12,933,439	12,649,800	12,888,662	12,522,685

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Dollars in thousands)

Net income as reported	$ 1,434	$ 508	$ 4,222	$ 575

Deduct:
Loss on derivatives	(9)	(1,164)	(128)	(1,825)
Tax effect	4	460	51	721
Gain (loss) on derivatives, net of tax	(5)	(704)	(77)	(1,104)
Net Income on an Adjusted Basis	$ 1,439	$ 1,212	$ 4,299	$ 1,679

Net Income on an Adjusted Basis is defined as net income excluding the gain (loss) on derivatives, net of tax. The Company believes that Net Income on an Adjusted Basis is a useful performance metric for management, investors and lenders, because it excludes the volatility resulting from derivatives activities subsequent to discontinuing hedge accounting in mid-2008.

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010

New Asset Production:
# of Sales Reps	34	38	53	69	84
# of Leases	1,916	2,205	2,476	3,009	3,253
Leased Equipment Volume	$16,813	$20,031	$23,636	$31,729	$35,759

Approval Percentage	38%	44%	46%	49%	49%

Average Monthly Sources	371	421	484	581	625

Implicit Yield on New Leases	15.62%	15.32%	15.32%	14.56%	14.40%

Net Interest and Fee Margin:
Interest Income Yield	11.84%	11.89%	11.90%	12.12%	12.28%
Fee Income Yield	3.25%	3.12%	3.54%	3.54%	3.84%
Interest and Fee Income Yield	15.09%	15.01%	15.44%	15.66%	16.12%
Cost of Funds	4.89%	4.73%	4.32%	4.00%	3.86%
Net Interest and Fee Margin	10.20%	10.28%	11.12%	11.66%	12.26%

Average Total Finance Receivables	$526,829	$474,326	$431,176	$395,906	$371,833
Average Net Investment in Leases	$519,791	$469,040	$427,416	$393,248	$369,973

End of Period Net Investment in Leases	$494,102	$444,583	$405,424	$378,559	$359,859
End of Period Loans	$5,454	$4,027	$2,781	$2,101	$1,284

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	3.62%	3.46%	3.06%	2.70%	2.38%
30+ Days Past Due Delinquencies	$20,215	$17,297	$13,829	$11,358	$9,537

60+ Days Past Due Delinquencies	1.69%	1.67%	1.39%	1.24%	1.05%
60+ Days Past Due Delinquencies	$9,431	$8,334	$6,288	$5,202	$4,213

Leasing
30+ Days Past Due Delinquencies	3.55%	3.38%	3.00%	2.64%	2.35%
30+ Days Past Due Delinquencies	$19,583	$16,790	$13,470	$11,031	$9,359

60+ Days Past Due Delinquencies	1.65%	1.63%	1.37%	1.20%	1.03%
60+ Days Past Due Delinquencies	$9,103	$8,101	$6,135	$5,015	$4,099

Net Charge-offs - Total Finance Receivables	$7,636	$5,796	$5,063	$3,596	$2,879
% on Average Total Finance Receivables
Annualized	5.80%	4.89%	4.70%	3.63%	3.10%

Net Charge-offs - Leasing	$7,039	$5,469	$4,843	$3,489	$2,778
% on Average Net Investment in
Leases Annualized	5.42%	4.66%	4.53%	3.55%	3.00%

Allowance for Credit Losses	$12,293	$12,193	$10,253	$9,151	$8,355
% of 60+ Delinquencies	130.35%	146.30%	163.06%	175.91%	198.31%

90+ Day Delinquencies (Non-earning total finance receivables)	$5,209	$4,557	$3,399	$2,819	$2,398

Balance Sheet:
Assets
Investment in Leases and Loans	$499,802	$450,595	$409,637	$381,978	$362,328
Initial Direct Costs and Fees	12,047	10,208	8,821	7,833	7,170
Reserve for Credit Losses	(12,293)	(12,193)	(10,253)	(9,151)	(8,355)
Net Investment in Leases and Loans	$499,556	$448,610	$408,205	$380,660	$361,143
Cash and Cash Equivalents	50,441	37,057	44,334	35,178	44,100
Restricted Cash	64,920	63,400	65,521	66,546	47,384
Other Assets	13,140	16,736	16,461	12,611	13,678
Total Assets	$628,057	$565,803	$534,521	$494,995	$466,305

Liabilities
Total Debt	$362,966	$306,986	$268,434	$218,987	$191,858
Deposits	80,060	80,288	85,135	96,852	95,358
Other Liabilities	37,573	30,291	30,434	26,534	24,579
Total Liabilities	$480,599	$417,565	$384,003	$342,373	$311,795

Stockholders' Equity
Common Stock	$126	$128	$128	$129	$129
Paid-in Capital, net	84,239	84,671	85,689	86,204	86,606
Other Comprehensive Income	(152)	(267)	(242)	(205)	(153)
Retained Earnings	63,245	63,706	64,943	66,494	67,928
Total Stockholders' Equity	$147,458	$148,238	$150,518	$152,622	$154,510

Total Liabilities and
Stockholders' Equity	$628,057	$565,803	$534,521	$494,995	$494,995

Capital and Leverage:
Equity	$147,458	$148,238	$150,518	$152,622	$154,510
Debt to Equity	3.00	2.61	2.35	2.07	1.86
Equity to Assets	23.48%	26.20%	28.16%	30.83%	33.13%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	22.31%	24.89%	27.69%	29.43%	31.92%
Tier 1 Risk-based Capital	27.16%	30.19%	33.35%	36.61%	38.98%
Total Risk-based Capital	28.43%	31.45%	34.61%	37.87%	40.24%

Expense Ratios:
Salaries and Benefits Expense	$4,051	$4,078	$5,124	$4,588	$4,947
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	3.08%	3.44%	4.75%	4.64%	5.32%

Total personnel end of quarter	175	181	196	211	229

General and Administrative Expense	$3,076	$3,092	$3,046	$3,073	$3,156
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.34%	2.61%	2.83%	3.10%	3.40%

Efficiency Ratio	47.43%	52.01%	60.82%	59.70%	63.62%

Net Income:
Net Income	$508	$461	$1,237	$1,551	$1,434

Annualized Performance Measures:
Return on Average Assets	0.31%	0.31%	0.90%	1.20%	1.19%
Return on Average Stockholders' Equity	1.38%	1.25%	3.31%	4.09%	3.73%

Per Share Data:
Number of Shares - Basic	12,607,147	12,681,773	12,778,463	12,832,792	12,872,123
Basic Earnings per Share	$0.04	$0.04	$0.10	$0.12	$0.11

Number of Shares - Diluted	12,649,800	12,724,998	12,833,643	12,904,163	12,933,439
Diluted Earnings per Share	$0.04	$0.04	$0.10	$0.12	$0.11

Net investment in total finance receivables includes
net investment in direct financing leases and loans.
CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          888 479 9111 Ext. 4108